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                                          EXHIBIT 23.2

                          Consent of Counsel

We hereby consent to the reference to us in the Prospectus constituting part of this Post-Effective Amendment No. 1 to the Registration Statements on Form S-1 (Nos. 333-43033, 33-43041, and 333-43043) under the headings "Federal Income Tax Consequences," "Legal Matters" and
"Experts".

/s/ Rosenman & Colin LLP
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Rosenman & Colin LLP

New York, New York
March 5, 1999